Exhibit B




April 30, 2001


Board of Directors
Electronic Retailing Systems International, Inc.
488 Main Avenue
Norwalk, Connecticut 06851


Dear Sirs:

	On behalf of Systems Holding, Inc., a newly-formed corporation under Delaware law ("Holdco") organized by the undersigned, we hereby submit Holdco's proposal to acquire (the "Transaction") all common shares of Electronic Retailing Systems International, Inc., a Delaware corporation ("ERS"), not held by Holdco prior to the time of consummation of the proposed Transaction.

	The proposed Transaction would be effected by means of a merger of a wholly-owned subsidiary of Holdco formed for that purpose into and with ERS, following reclassification of the shares of common stock, $.01 par value ("Common Stock"), of ERS contemporaneously contributed to Holdco into shares of class B common stock, $.01 par value ("Class B Common Stock"), of ERS. Consummation of the proposed Transaction would result in the holders of Common Stock receiving $.24 in cash for each share owned by them. Holdco, whose stockholders would include the undersigned and certain other investors, would own all of the common equity of ERS following the proposed Transaction (consisting of Class B Common Stock). The organization of Holdco and the proposed Transaction are more fully set forth in the summary term sheet enclosed herewith.

	If the proposed Transaction is acceptable to you, we will proceed expeditiously with ERS to negotiate a binding, definitive agreement (the "Merger Agreement") providing for the terms thereof. It is understood that this letter represents our understanding with respect to the proposed Transaction, and that the parties intend to proceed promptly and in good faith, subject to the terms of the Merger Agreement, to consummate the proposed Transaction, but that a binding agreement with respect to the proposed Transaction will result only from execution of the Merger Agreement. We, of course, reserve the right to withdraw the proposal contained herein at any time prior to execution and delivery of the Merger Agreement.

	We believe the proposed Transaction to be in the best interests of all of the stockholders of ERS, and we look forward to working with you to implement the provisions thereof.


						Very truly yours,


						s/Norton Garfinkle
---------------------------
	Norton Garfinkle



						s/Bruce F. Failing, Jr.
						---------------------------
						Bruce F. Failing, Jr.




























Corp\ers\ltr-agmt\bodexh99.2

SYSTEMS HOLDING, INC.
____________________________

Plan of Merger of
Electronic Retailing Systems International, Inc.
with Systems Holding, Inc.
____________________________

Proposed Term Sheet
____________________________

I. ORGANIZATION OF SYSTEMS HOLDING, INC.

INCORPORATION	Systems Holding, Inc. ("Holdco")
will be incorporated under the
laws of the State of Delaware

AUTHORIZED CAPITAL	35,000,000 shares of common stock,
$.01 par value ("Holdco Common
Stock"); 2,000,000 shares of blank
check preferred stock, $1.00 par
value

INITIAL SUBSCRIBERS			Norton Garfinkle, Garfinkle L.P.
I,  Garfinkle L.P. II

	Bruce F. Failing, Jr., The Failing
	 Trust, Elizabeth Z. Failing

Others, to be joined

HOLDCO SECURITIES OFFERED	An aggregate number of shares of
Holdco Common Stock equal to the
number of outstanding shares of
common stock, $.01 par value ("ERS
Common Stock"), of Electronic
Retailing Systems International,
Inc. ("ERS"); to be issued upon
acceptance of subscription
agreements, in exchange for  which
the subscribers will deliver, in
the aggregate:

Upon acceptance of the
subscription agreements, an amount
equal to the par value of the
Holdco Common Stock issued;

At the Contribution Date (as
hereinafter defined), all  shares
of ERS Common Stock beneficially
owned by them, respectively; and

$3,000,000 in cash, at such time
or times as shall be determined by
Holdco through the Contribution
Date

		At the Contribution Date, the
subscribers will receive
additional shares of Holdco Common
Stock in the aggregate equal to
the number of shares of ERS Common
Stock, if any, issued pursuant to
option exercises since the
subscription date, upon payment of
the par value thereof

All shares of Holdco Common Stock
will constitute "restricted
securities" for purposes of the
Securities Act

CONTRIBUTION DATE	The ERS Common Stock to be
contributed to Holdco, and all
cash not theretofore paid, will be
contributed (the "Contribution
Date") contemporaneously with
closing under the Merger Agreement
(as hereinafter defined)

SUBSCRIPTION DOCUMENTATION	Each subscriber to execute
subscription agreement, containing
customary investment repre-
sentations and confirming status
as "accredited investor" for
purposes of the Securities Act of
1933 (the "Securities Act"); and
containing rights-of-first refusal
extended to, and co-sale arrange-
ments extended by, Holdco

Each subscriber to execute voting
agreement with respect to the
Merger (as hereinafter defined)
and related arrangements


II. MERGER

PARTIES	Holdco, Systems Merger Sub, Inc.,
a wholly-owned subsidiary of
Holdco ("Merger Sub"), and ERS

MERGER AGREEMENT	The parties will enter into a
merger agreement (the "Merger
Agreement") pursuant to which
Merger Sub will merge (the
"Merger") into and with ERS, as a
result of which: (i) all shares of
ERS Common Stock contributed to
Holdco at Closing will immediately
be reclassified as shares of the
class B common stock, $.01 par
value (the "ERS Class B Common
Stock"), of ERS, (ii) all ERS
Class B Common Stock held by
Holdco will, by virtue of the
Merger, remain outstanding as
shares of the surviving
corporation and (iii) all ERS
Common Stock will, by virtue of
the Merger, be converted to cash

CONDITIONS TO CLOSING	Opinion of investment banker as to
the fairness, from a financial
point of view, of the Merger
consideration to ERS shareholders
other than Holdco, pursuant to
engagement by special committee of
ERS board of directors

Reclassification (the "Reclassi-
fication"), at closing under the
Merger Agreement (the "Closing"),
of each share of ERS Common Stock
held by Holdco to one share of
newly-created ERS Class B Common
Stock, each such share to have the
same voting and dividend rights as
one share of ERS Common Stock

No order, stay, judgment,
injunction or decree restraining
or prohibiting the Merger

Not more than 5% of outstanding
ERS Common Stock perfect
dissenter's rights

Accuracy of representations and
warranties, and performance of
covenants, prior to closing, of
other parties

Requisite stockholders of ERS
shall, by written consent, have
approved the Merger Agreement and
the consummation of the
transactions contemplated thereby,
including the Reclassification

Filing of Schedule 13E-3 with the
Securities and Exchange Commission
("SEC"); and expiration of all
required notice periods under Rule
13e-3 and Rule 14C-2(b) subsequent
to distribution of definitive
information/going private trans-
action statement, containing the
information specified in Schedule
14C and Schedule 13E-3 pursuant to
the Securities Exchange Act of
1934 and other applicable
regulations

All other third party consents
obtained and notices delivered

Other customary conditions to
closing

EXCHANGE RATIO	Each share of Series A-1
Convertible Preferred Stock, $1.00
par value, of ERS, to remain
outstanding as one such share of
surviving corporation

Each share of ERS Common Stock to
be converted into and represent
the right to receive cash payment
from Holdco of $0.24 (subject to
statutory dissenters' rights)

Each share of ERS Class B Common
Stock to remain outstanding as one
such share of surviving
corporation

Each share of common stock, $.01
par value, of Merger Sub to be
converted into and represent the
right to receive one share of ERS
Class B Common Stock

1997 WARRANTS	Each outstanding warrant
exercisable with respect to shares
of ERS Common Stock shall
subsequent to Merger, in lieu of
ERS Common Stock, be entitled to
Merger consideration less exercise
price, upon surrender to warrant
agent pursuant to Section 4.05(b)
of Warrant Agreement dated January
24, 1997

STOCK OPTIONS	Each outstanding director and
employee stock option exercisable
with respect to shares of ERS
Common Stock will be assumed by
Holdco, and remain exercisable,
under the same terms and
conditions as contained therein;
provided that each such option
will be exercisable for the same
number of shares of Holdco Common
Stock as the number of shares of
ERS Common Stock subject to such
option prior to the Merger (and at
an option price per share of
Holdco Common Stock equal to the
price per share of ERS Common
Stock prior to the Merger)

CLOSING; EFFECTIVE TIME	Closing will occur within ten
business days after satisfaction
or waiver of all conditions; the
Merger will become effective
immediately following Closing, at
the time a certificate of merger
is filed with the Secretary of
State of Delaware

REPRESENTATIONS AND	Each party will make customary
   WARRANTIES	representations regarding organi-
zation, good standing and
qualification to do business,
corporate power, due authori-
zation, absence of conflicts and
capitalization; ERS will also
deliver representations regarding
subsidiaries, taxes, litigation
and SEC filings

PRE-CLOSING COVENANTS	ERS will conduct business in
ordinary course (in the context of
the determination of the ERS Board
of Directors regarding the
electronic shelf label business);
maintain, preserve and not
encumber assets except in ordinary
course; maintain books and
records; comply with law; not
incur indebtedness except as
permitted; not make loans except
as permitted; not adversely modify
material agreements; not modify
employee benefit arrangements; and
not take other action which would
breach the Merger Agreement

ERS will not amend its certificate
of incorporation or by-laws;
modify capitalization; or issue
stock, warrants or options; in
each case, except as required by
Merger Agreement

ERS and Holdco will collaborate in
preparation and filing with SEC of
preliminary information/going
private transaction statement, and
any amendments or supplements,
until clearance by SEC

TERMINATION	Merger Agreement may be terminated
by mutual consent of the parties,
or by either Holdco or ERS if:
the other party breaches its
representations, warranties or
covenants in any material respect;
a permanent injunction is entered
restraining consummation of the
transactions  and  all  appeals
are unsuccessful; or the effective
time shall not have occurred by
December 1, 2001

In the event the Merger Agreement
is terminated prior to Closing,
ERS will issue to holders of 10%
Guaranteed Notes and 8% Guaranteed
Secured Notes a number of shares
equal to 5% of outstanding ERS
Common Stock, in exchange for such
rights as are set forth in the
Merger Agreement

OTHER	In the event of Closing under the
Merger Agreement, Holdco and ERS
will honor all indemnification
obligations of ERS to directors
and officers with respect to
events prior to the effective time